EXHIBIT 1.2(a)

                           UNDERWRITING AGREEMENT



                                                     May 20, 2002


Textron Inc.
40 Westminster Street
Providence, Rhode Island 02903

Dear Sirs:

         We (the "Managers") understand that Textron Inc., a Delaware corporation (the "Company"), proposes to issue and sell $300,000,000 aggregate principal amount of its Notes due 2012 (the "Offered Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, the Company hereby agrees to sell and the Managers agree to purchase, severally and not jointly, the principal amounts of the Offered Securities set forth opposite their names below at 98.876% of their principal amount, together with accrued interest, if any, from May 23, 2002.

               Name                              Principal Amount of Offered
               ----                              ---------------------------
                                                        Securities
                                                        ----------

       Salomon Smith Barney Inc.                       $105,000,000
       UBS Warburg LLC                                  105,000,000
       Banc One Capital Markets, Inc                     30,000,000
       BNP Paribas Securities Corp.                      30,000,000
       Credit Suisse First Boston Corporation            30,000,000
                                                         ----------

       Total:                                          $300,000,000


         Upon delivery of the Offered Securities, the Underwriters will make payment therefor at the offices of Simpson Thacher & Bartlett, at 10:00 A.M. (New York time) on May 23, 2002 or at such other time on May 23, 2002 as shall be designated by the Managers.

         The Offered Securities shall have the following terms:


         Maturity:                     June 1, 2012

         Interest Rate:                6.500%

         Interest Payment Dates:       June 1 and December 1
                                       commencing December 1, 2002

         Redemption Provisions:        The Company may redeem the Offered
                                       Securities at its option, in whole or in part at any time.

         Initial Price to Public:      99.526%, plus accrued interest, if any,
                                       from May 23, 2002.


         All the provisions contained in the document entitled Textron Inc. Underwriting Agreement Standard Provisions (Debt) dated September 15, 1999 (the "Standard Provisions"), a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that (i) the definition of "Significant Subsidiaries" set forth in paragraph (g) of Section VII and clause (b) of Exhibit A attached thereto, is amended to add Textron Fastening Systems Inc. and delete Textron Automotive Company Inc. and (ii) the Prospectus Supplement shall be filed with the Securities and Exchange Commission no later than May 22, 2002.

                                            Very truly yours,

                                            SALOMON SMITH BARNEY INC.
                                            UBS WARBURG LLC
                                            BANC ONE CAPITAL MARKETS, INC.
                                            BNP PARIBAS SECURITIES CORP.
                                            CREDIT SUISSE FIRST BOSTON
                                              CORPORATION

                                            On behalf of the Managers:

                                            By: SALOMON SMITH BARNEY INC.

                                            By:  /s/ Walter Bailey
                                                ----------------------------
                                            Title:   Director

                                            By: UBS WARBURG LLC

                                            By:  /s/ Christopher Forshner
                                                 ---------------------------
                                            Title:   Executive Director
                                                     Debt Capital Markets

                                            By:  /s/ Ryan Donovan
                                                 ---------------------------
                                            Title:   Associate Director

Accepted:

TEXTRON INC.

By:  /s/ Mary F. Lovejoy
     -------------------------------
Title:  Vice President and Treasurer